RESOLVED, that the first sentence of the Article 2, Section 2.1 of the Third Amended Bylaws of the Company (the "Bylaws") is hereby amended to read as follows:

               "The Board of Directors shall consist of no less than three (3) and no more than nine (9) members.";

          and be it further

     RESOLVED, that Article 2, Section 2.6 of the Bylaws be, and it hereby is amended in its entirety to read as follows:

                  "At meeting of the Board of Directors, a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in the which the certificate of incorporation or these by-laws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Notwithstanding the foregoing, the Company shall not file a petition seeking protection under the United States Bankruptcy Code without the prior approval of not less than seventy-five (75%) percent of the members of the Board of Directors.";